ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070385826-81
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/04/2007 1:10 PM
	Entity Number E0786022006-1

Certificate of Correction

(PURSUANT TO NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Natural Nutrition, Inc.

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: 10/25/06

4. Description of the inaccuracy or defect.

Article 3, Shares, provides for the issuance of 10,000,000,000 shares of stock having a par value of $0.001 per share. It should also authorize the Board of Directors to fix and determine by resolution the classes, series and numbers of each class or series of stock.

5. Correction of the inaccuracy or defect.

Article 3, Shares, is hereby amended to read as follows:
The Corporation is authorized to issue 10,000,000,000 shares of stock having a par value of $0.001 per share. The Board of Directors shall have the authority to prescribe the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock.

6. Signature:

X

Authorized Signature Title * Date June 1, 2007

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.